Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 30, 2021 (which includes an explanatory paragraph relating to Star Peak Corp II ability to continue as a going concern), relating to the financial statements of Star Peak Corp II which is contained in that Prospectus, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 22, 2021